EXHIBIT 23.1




                                CONSENT OF INDEPENDENT
                             CERTIFIED PUBLIC ACCOUNTANTS



          General Bearing Corporation
          West Nyack, New York

               We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated
          March 24, 1995, relating to the consolidated financial statements of General Bearing Corporaiton and Subsidiaries, which is contained in that Prospectus, and of our report dated March 24, 1995 relating to the schedule, which is contained in
          Part II of the Registration Statement.

               We also consent to the reference to us under the captions "Experts", "Selected Financial Data", and "Change in Independent Auditors" in the Prospectus.


                                                      /s/ Ferro Berdon LLP
                                                      ---------------------
                                                       FERRO BERDON L.L.P.


          New York, New York
          November 4, 1996